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                                                                      Exhibit 5


     LUCIO, MANDLER, CROLAND, BRONSTEIN, GARBETT, STIPHANY & MARTINEZ, P.A.
                                  [LETTERHEAD]






                                 March 20, 1997




Pro Tech Communications, Inc.
3311 Industrial 25th Street
Fort Pierce, FL 34946



Gentlemen:

        We have acted as counsel to Pro Tech Communications, Inc., a Florida corporation (the "Company"), in connection with the proposed issuance and sale of the following securities registered on a Form SB-2 Registration Statement, File No. 333-22091 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Act"):

        (A) Up to 1,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"); and

        (B) Up to 1,240,000 shares of Common Stock, reserved for issuance upon the exercise of certain common stock purchase warrants and stock options previously issued by the Company.

        In rendering the opinion expressed herein, we have examined the Articles of Incorporation of the Company, the Bylaws of the Company and such other documents and records as we have deemed necessary and appropriate.

        We have also consulted with officers and directors of the Company and have obtained such representations with respect to matters of fact as we have deemed necessary or advisable for purposes of rendering the opinion hereinafter expressed. We have not necessarily independently verified the factual statements made to us in connection therewith, nor the veracity of such representations, but we have no reason to doubt their truth or accuracy.
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Pro Tech Communications, Inc.
March 20, 1997
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        Based on the foregoing, it is our opinion that:

        After the Commission has declared the Registration Statement to be effective (such Registration Statement as is finally declared effective and the form of Prospectus contained therein being hereinafter referred to as the "Registration Statement" and the "Prospectus" respectively) and when the applicable provisions of the "Blue Sky" or other state securities laws have been complied with, the Company's securities covered by the Registration Statement, when issued and sold in accordance with the terms of the Registration Statement, upon receipt of full payment therefor, will constitute legally issued securities of the Company, fully paid and nonassessable.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus under the heading "Legal Matters." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                        Respectfully submitted,



                                        /s/ Lucio, Mandler, Croland, Bronstein,
                                            Garbett, Stiphany & Martinez, P.A.